Exhibit 1.1

EXECUTION VERSION

SPECTRA ENERGY PARTNERS, LP

4,750,000 COMMON UNITS

REPRESENTING LIMITED PARTNER INTERESTS

UNDERWRITING AGREEMENT

November 14, 2012

November 14, 2012

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

UBS Securities LLC

Credit Suisse Securities (USA) LLC

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10153

Ladies and Gentlemen:

Spectra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of common units representing limited partner interests set forth in Schedule I hereto (the “Firm Units”). The Partnership also proposes to issue and sell to the several Underwriters not more than the number of additional common units representing limited partner interests set forth in Schedule I hereto (the “Additional Units”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.” The common units representing limited partner interests of the Partnership to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Units.” If the firm or firms listed in Schedule II hereto include only the Managers, then the term “Underwriters” as used herein shall be deemed to refer to such firms.

The Partnership, Spectra Energy Partners GP, LLC, a Delaware limited liability company (“GP LLC”), and Spectra Energy Partners (DE) GP, LP, a Delaware limited partnership (the “General Partner”), are hereinafter collectively referred to as the “Partnership Parties.” The Partnership Parties, East Tennessee Natural Gas, LLC, a Tennessee limited liability company (“East Tennessee”), Saltville Gas Storage Co. L.L.C., a Virginia limited liability company (“Saltville”), Gulfstream Natural Gas System, L.L.C., a Delaware limited liability company (“Gulfstream”), Spectra Energy Partners MHP Holding, LLC, a Delaware limited liability company (“SEP MHP”), Market Hub Partners Holding, a Delaware general partnership (“Market Hub”), Egan Hub Storage, LLC, a Delaware limited liability company (“Egan Hub”), Moss Bluff Hub, LLC, a Delaware limited liability company (“Moss Bluff”), Atlas Arkansas Pipeline LLC, an Oklahoma limited liability company (“Atlas”), Mid-Continent Arkansas Pipeline, LLC, an Arkansas limited liability company (“MCAP”), NOARK Pipeline System, Limited Partnership, an Arkansas limited partnership (“NOARK”), Ozark Gas Transmission, L.L.C., an Oklahoma limited liability company (“OGT”), Ozark Gas Gathering, L.L.C., an Oklahoma limited liability company (“OGG”), Big Sandy Pipeline, L.L.C. (“Big Sandy”), a Delaware limited liability company, Westcoast Energy (U.S.) LLC (“WEUS”), a Delaware limited liability company, Maritimes & Northeast Pipeline, LLC (“M&N U.S.”), a Delaware limited liability company, and all other Partnership subsidiaries are herein collectively referred to as the “Partnership Entities.” Spectra Energy Corp, a Delaware corporation (“SE”), and its subsidiaries, other than the Partnership Entities, are hereinafter referred to as the “Spectra Entities.”

1. Representations and Warranties. The Partnership Parties, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) Registration Statement / Prospectus. A registration statement on Form S-3 relating to the Units (File No. 333-176245) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Managers. As used in this Agreement:

(i) “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(ii) “Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Units;

(v) “Pricing Disclosure Package” means, as of the Execution Time, the most recent Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Execution Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations, and (B) the Additional Pricing Disclosure Package Information identified in Schedule I;

(vi) “Prospectus” means the final prospectus relating to the Units, including any prospectus supplement thereto relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means the registration statement on Form S-3 (File No. 333-176245), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and including the information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A, Rule 430B and Rule 430C under the Securities Act.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the Partnership Parties’ knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Form of Documents. The Registration Statement conformed and will conform in all material respects on each Effective Date and on the Closing Date (as defined herein) and any Option Closing Date (as defined herein), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date to the requirements of the Securities Act and the Rules and Regulations. The Incorporated Documents conformed and will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of its most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(d) No Material Misstatements or Omissions in the Final Prospectus. The Prospectus will not, as of its date and on the Closing Date and any Option Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(e) Incorporated Documents. The Incorporated Documents filed prior to the Execution Time, when filed with the Commission, did not, and any Incorporated Documents filed after the Execution Time, when filed with the Commission, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Execution Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(g) No Material Misstatements or Omissions in each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Execution Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(h) Form of Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Managers. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.

(i) Automatic Shelf Registration Statement. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption of Rule 163, the Partnership was a “well known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date (as defined in Section 4 hereof) or any Option Closing Date (as defined in Section 2 hereof). The Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. The Partnership has paid or shall pay the required Commission filing fees relating to the Units within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r). At the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) with respect to the offering of the Units as contemplated hereby, the Partnership was not an “ineligible issuer,” as defined in Rule 405.

(j) Formation and Qualification. Each of the Partnership Entities has been duly formed and is validly existing as a general partnership, limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Pricing Disclosure Package. Each of the Partnership Entities is duly qualified to do business as a foreign general partnership, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k) Power and Authority to Act as General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Pricing Disclosure Package. GP LLC has full power and authority to act as general partner of the General Partner in all material respects as described in the Pricing Disclosure Package.

(l) Ownership of Partnership Entities. All of the equity interests of each of the Partnership Entities are owned as set forth on Exhibit A hereto; all of such equity interests are duly authorized and validly issued in accordance with the general partnership, limited partnership or limited liability company agreements of each such Partnership Entity (the “Organizational Agreements”), and, except in the case of general partner interests, are fully paid (to the extent required by the applicable Organizational Agreements) and nonassessable (except as such nonassessability may be affected, as applicable, by (i) Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), (ii)

Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (iii) Sections 15-309 and 15-807 of the Delaware Revised Uniform Partnership Act (the “Delaware GP Act”), (iv) Sections 306 and 620 of the Tennessee Revised Limited Liability Company Act, (v) Section 13.1-1035 of the Virginia Limited Liability Company Act, (vi) Sections 4-47-508 and 4-47-509 of the Arkansas Uniform Limited Partnership Act (vii) Sections 4-32-601 and 4-32-604 of the Arkansas Small Business Entity Tax Pass Through Act or (viii) Sections 2030 and 2040 of the Oklahoma Limited Liability Company Act; and, such equity interests are owned as set forth on Exhibit A free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability as described in the Pricing Disclosure Package).

(m) Valid Issuance of Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the partnership agreement of the Partnership (the “Partnership Agreement”)) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(n) No Other Subsidiaries. Except as described in the Pricing Disclosure Package, none of the Partnership Entities own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(o) No Preemptive Rights, Options or Registration Rights. Except as identified in the Pricing Disclosure Package or as provided for the Organizational Documents, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Pricing Disclosure Package, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(p) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, and the Pricing Disclosure Package. All partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(q) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(r) Enforceability of Organizational Agreements. The Organizational Agreements have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided that, the enforceability of the agreements described in this Section 1(r) may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(s) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Final Prospectus or (ii) the execution, delivery and performance of this Agreement by the Partnership Parties that are parties hereto, or (iii) the consummation of a transaction contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Agreements or the certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively, the “Organizational Documents”) of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(t) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Final Prospectus, the execution, delivery and performance of this Agreement by the Partnership Parties, or the consummation of the transactions contemplated by this Agreement, except for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and blue sky laws of any jurisdiction.

(u) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of (ii) or (iii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(v) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Pricing Disclosure Package.

(w) No Labor Dispute. No labor problem or dispute with the Partnership Entities’ employees or with the Spectra Entities’ employees who are engaged in the business of the Partnership exists, or to the knowledge of the Partnership Parties are imminent or threatened, that would reasonably be expected to have a Material Adverse Effect.

(x) Financial Statements. At September 30, 2012, the Partnership would have had, on an as adjusted basis as indicated in the Pricing Disclosure Package (and any amendment or supplement thereto), a total capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected historical financial and operating information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Pricing Disclosure Package (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived.

(y) Independent Public Accountants. Deloitte & Touche LLP, who has audited the audited financial statements included in the Registration Statement and the Pricing Disclosure Package and delivered its reports with respect to the audited financial statements included in the Registration Statement Pricing Disclosure Package, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(z) Litigation. Except as described in the Pricing Disclosure Package, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

(aa) Title to Properties. The Partnership Entities have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package as owned by the Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Pricing Disclosure Package, (ii) that arise under the $700 million credit agreement of the Partnership, as borrower (the “Credit Agreement”), or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Pricing Disclosure Package and are proposed to be used in the future as described in the Pricing Disclosure Package.

(bb) Rights-of-Way. The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Pricing Disclosure Package, the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(cc) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units.

(dd) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ee) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to the properties, operations, personnel and business of the Partnership Entities in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. None of the Partnership Entities have any reason to believe that they will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ff) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Pricing Disclosure Package or arising under the Credit Agreement.

(gg) Possession of Licenses and Permits. The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(hh) Environmental Laws. Each of the Partnership Entities (i) is in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and

Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ii) ERISA. Each Partnership Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(jj) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(kk) Investment Company. None of the Partnership Entities is nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Pricing Disclosure Package, will any of the Partnership Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll) Books and Records. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible

Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 9A of the Partnership’s Annual Report on Form 10-K for the period ended December 31, 2011 (the “2011 Annual Report”) have been met.

(nn) No Deficiency in Internal Controls. Based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the 2011 Annual Report, the Partnership is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.

(oo) No Changes in Internal Controls. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 1(nn) hereof, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

(pp) XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(qq) Market Stabilization. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(rr) Statistical Data. Any statistical and market-related data included in the Pricing Disclosure Package are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ss) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of (i) the Closing Date or any settlement date and (ii) completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any free writing prospectus to which the Managers have consented in accordance with this Agreement, and any other materials, if any, permitted by the Securities Act, including Rule 134.

(tt) Listing on NYSE. The Units have been approved to be listed on the NYSE, subject to official notice of issuance.

(uu) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package.

(vv) Foreign Corrupt Practices. No Partnership Entity nor any director, officer, or employee of the Partnership Entities, nor, to the Partnership’s knowledge, any agent or representative of any Partnership Entity, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ww) Anti-Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Partnership Parties, threatened.

(xx) Office of Foreign Assets Control. (i) No Partnership Entity nor any director, officer or employee of the Partnership Entities, nor, to the Partnership’s knowledge, any agent or representative of any Partnership Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) No Partnership Entity will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Mangers or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions herein, the Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, agrees, severally and not jointly, to purchase from the Partnership the respective numbers of Firm Units set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Units set forth in Schedule I hereto at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Units shall be reduced by an amount per unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on such Additional Units. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such units are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units. Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over allotments made in connection with the offering of the Firm Units. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Units.

3. Public Offering. The Partnership is advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Partnership is further advised by you that the Units are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Firm Units shall be made to the Partnership in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Partnership in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Units and the Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole, from that set forth in the Pricing Disclosure Package as of Execution Time that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Pricing Disclosure Package.

(b) The Underwriters shall have received on the Closing Date a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer and the Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened;

(iii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus; and

(iv) in their opinion, (1) the Registration Statement, as of the most recent Effective Date, (2) the Prospectus, as of the date of the Prospectus and as of the Closing Date or any Option Closing Date, and (3) the Pricing Disclosure Package, as of the Execution Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(c) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., outside counsel for the Partnership, dated the Closing Date, to the effect that:

(i) Formation and Qualification. Each of the Partnership Entities organized under the laws of the State of Delaware (the “Covered Partnership Entities”) has been duly formed and is validly existing as a general partnership, limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware with full power and authority necessary to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Pricing Disclosure Package. Each of the Covered Partnership Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(ii) Power and Authority to Act as General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Pricing Disclosure Package. GP LLC has full power and authority to act as general partner of the General Partner in all material respects as described in the Pricing Disclosure Package.

(iii) Ownership of GP LLC. Spectra Energy Transmission, LLC, a Delaware limited liability company (“SET”), owns all of the issued and outstanding membership interests of GP LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of GP

LLC (the “GP LLC Agreement”) and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and SET owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package and Liens created or arising under the Delaware LLC Act), (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SET as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(iv) Ownership of the Limited Partner Interest in the General Partner. Spectra Energy Southeast Pipeline Corporation, a Delaware corporation (“SEPL”), owns a 99% limited partner interest in the General Partner; such limited partner interest has been duly and validly authorized and issued in accordance with the partnership agreement of the General Partner (the “GP Partnership Agreement”) and is fully paid (to the extent required by the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and SEPL owns such limited partner interest free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SEPL as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(v) Ownership of the General Partner Interest in the General Partner. GP LLC is the sole general partner of the General Partner with a 1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and GP LLC owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP LLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(vi) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(vii) Capitalization; Valid Issuance of Outstanding Limited Partner Interests in the Partnership. As of the Closing Date, immediately prior to the issuance of the Firm Units pursuant to this Agreement, the issued and outstanding partnership interests of the Partnership consisted of 98,171,233 Common Units, the Incentive Distribution Rights and 2,003,495 General Partner Units. All outstanding Common Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(viii) Ownership of Sponsor Units and Incentive Distribution Rights. SEPL owns 43,956,556 Common Units, SET owns 16,958,130 Common Units and the General Partner owns 1,806,583 Common Units, 2,003,495 General Partner Units and the Incentive Distribution Rights, in each case, free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SEPL, SET or the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(ix) Valid Issuance of Units to be Purchased. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(x) Ownership of WEUS. The Partnership owns 100.0% of the issued and outstanding membership interests of WEUS; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of WEUS (the “WEUS LLC Agreement”) and are fully paid (to the extent required by the WEUS LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the WEUS LLC Agreement and Liens created by or arising under the Credit Agreement or the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xi) Ownership of M&N U.S. WEUS owns 38.76% of the issued and outstanding membership interests of M&N U.S.; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of M&N U.S. (the “M&N U.S. LLC Agreement”) and are fully paid (to the extent required by the M&N U.S. LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WEUS owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the M&N U.S. LLC Agreement and Liens created by or arising under the Credit Agreement or the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WEUS as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xii) Ownership of Big Sandy. The Partnership owns 100.0% of the issued and outstanding membership interests of Big Sandy; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Big Sandy (the “Big Sandy LLC Agreement”) and are fully paid (to the extent required by the Big Sandy LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the Big Sandy LLC Agreement and Liens created by or arising under the Credit Agreement or the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xiii) Ownership of Gulfstream. The Partnership owns 49.0% of the issued and outstanding membership interests of Gulfstream; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Gulfstream (the “Gulfstream LLC Agreement”) and are fully paid (to the extent required by the Gulfstream LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the Gulfstream LLC Agreement and Liens created by or arising under the Credit Agreement or the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xiv) Ownership of SEP MHP. The Partnership owns 100% of the issued and outstanding membership interests of SEP MHP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of SEP MHP (the “SEP MHP LLC Agreement”) and are fully paid (to the extent required by the SEP MHP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens

(except restrictions on transferability as described in the Pricing Disclosure Package or the SEP MHP LLC Agreement and Liens created by or arising under the Credit Agreement or the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xv) Ownership of Market Hub. SEP MHP owns 50% of the issued and outstanding partnership interests of Market Hub; such partnership interests have been duly authorized and validly issued in accordance with the general partnership agreement of Market Hub (the “Market Hub Partnership Agreement”); and SEP MHP owns such partnership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the Market Hub Partnership Agreement and Liens created by or arising under the Delaware GP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SEP MHP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xvi) Ownership of Market Hub Subsidiaries. Market Hub owns 100% of the outstanding membership interests of Egan Hub and Moss Bluff (collectively, the “Market Hub Subsidiaries”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the respective Market Hub Subsidiaries (the “Market Hub LLC Agreements”) and are fully paid (to the extent required by the respective Market Hub LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Market Hub owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the respective Market Hub LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Market Hub as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xvii) No Preemptive Rights, Options or Registration Rights. Except as identified in the Pricing Disclosure Package, there are no (A) preemptive rights or other rights to subscribe for or to purchase (with the exception of those rights provided in Section 4.06 of the Gulfstream LLC Agreement), nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities (with the exception of those restrictions provided in Section 8.3 of that certain Note Purchase Agreement dated as of December 15, 2002 by and among East Tennessee and the other parties thereto) or (B) outstanding options or warrants to purchase any securities of the Partnership Entities, in each case pursuant to their respective Organizational Agreements or any other agreement or instrument to which any Partnership Entity is a party listed as an exhibit to the Registration Statement or any Incorporated Document. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as described in the Pricing Disclosure Package, as set forth in the Partnership Agreement or as have been waived.

(xviii) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Pricing Disclosure Package. All partnership and limited liability company action, as the case may be, required to be taken by the Covered Partnership Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions provided for in this Agreement has been validly taken.

(xix) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xx) Enforceability of Organizational Agreements. The Organizational Agreements of the Covered Partnership Entities, have been duly authorized, executed and delivered by the Covered Partnership Entities that are parties thereto. The Organizational Agreements of the Covered Partnership Entities are valid and legally binding agreements of the Covered Partnership Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided that, with respect to each agreement described in this Section (xx), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xxi) No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Units and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Final Prospectus or (B) the execution, delivery and performance of this Agreement by the Partnership Parties that are parties hereto or (C) the consummation of the transactions contemplated by this Agreement (i) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Covered Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement or any Incorporated Document that is governed by the laws of the States of Texas, Delaware or New York, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware GP Act, the laws of the State of Texas, or federal law, (iv) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority of or with any court, governmental agency or body of the States of Delaware or Texas, or the United States of America having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (v) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii), (iv) or (v), would have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

(xxii) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the Delaware GP Act, Texas law, or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Final Prospectus or the execution, delivery and performance of this Agreement by the Partnership Parties, except for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion.

(xxiii) Effectiveness of Registration Statement. The Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.

(xxiv) Form of Registration Statement and Prospectus. The Registration Statement and the Prospectus, when filed with the Commission and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.

(xxv) Description of Common Units. The statements included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions—General,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units) and the Incentive Distribution Rights, are accurate summaries of the terms thereof in all material respects.

(xxvi) Descriptions and Summaries. The statements included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Certain Relationships and Related Transactions, and Director

Independence,” “Conflicts of Interest and Fiduciary Duties,” and “Provisions of Our Partnership Agreement Relating to Cash Distributions,” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any legal and governmental proceedings or any contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The description of the federal statutes, rules and regulations set forth in the 2011 Annual Report under “Business—Regulations” and “Business—Environmental Matters” constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects.

(xxvii) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K to be filed with the Commission on or after the Execution Time and on or before the Closing Date is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xxviii) Investment Company. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Pricing Disclosure Package will any of the Partnership Entities be, an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, the Delaware LLC Act, the Delaware GP Act, and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign general partnership, limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Parties may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date and on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules included or incorporated by reference in the Registration Statement, including the notes thereto and independent registered public accountants’ reports thereon, the Pricing Disclosure Package or the Prospectus, (ii) any other financial information included, incorporated by reference or omitted in the Registration Statement, the Pricing Disclosure Package or the Prospectus and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any Incorporated Documents.

(d) The Underwriters shall have received on the Closing Date an opinion of Reggie Hedgebeth, general counsel for SE, dated the Closing Date, to the effect that:

(i) Formation and Qualification. Each of East Tennessee, Saltville, Atlas, MCAP, OGG and OGT has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the state of its formation. NOARK has been duly formed and is validly existing as a limited partnership under the laws of the State of Arkansas. (Such counsel may base this opinion solely on certificates of the Secretary of State of Tennessee, Virginia, Arkansas and Oklahoma, as applicable).

(ii) No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Units and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Final Prospectus or (B) the execution, delivery and performance of this Agreement by the Partnership Parties that are parties thereto or (C) the consummation of the transactions contemplated by this Agreement (i) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Spectra Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement that is filed as a material agreement in the most recent annual report on Form

10-K filed by SE, or (iii) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority of or with any court, governmental agency or body of the States of Delaware or Texas or the United States of America having jurisdiction over any of the Spectra Entities or any of their properties or assets in a proceeding to which any of them or their property is a party, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii) or (iii), would have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

(iii) Legal Proceedings; Material Agreements. To the knowledge of such counsel, there are no (A) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not so described as required or, if determined adversely to any Partnership Entity, would individually or in the aggregate have a Material Adverse Effect on the Partnership Entities; and (B) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or any Incorporated Document that are not described or filed as required by the Securities Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to matters governed by federal law and the Delaware LP Act, the Delaware LLC Act and the Delaware General Corporate Law and the laws of the State of Texas, and (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Parties may be subject.

(e) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Managers, with respect to the issuance and sale of the Units, the Registration Statement, the Pricing Disclosure Package and the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.

(g) The “lock up” agreements, each substantially in the form of Exhibit B hereto, between you and each of SE, SET, SEPL, the General Partner and each officer and director of GP LLC relating to sales and certain other dispositions of Common Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Partnership Entities, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.

6. Covenants of the Partnership Parties. Each of the Partnership Parties, jointly and severally, covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(g) below, as many copies of the most recent Preliminary Prospectus, the Prospectus, any Incorporated Documents and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, any Preliminary Prospectus or the Prospectus or filing a new, replacement registration statement, to furnish to you a copy of each such proposed amendment, supplement or registration statement and not to file any such proposed amendment, supplement or registration statement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Pricing Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Pricing Disclosure Package is delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Pricing Disclosure Package, as amended or supplemented, will comply with applicable law.

(f) If, at any time prior to completion of the distribution of the Units, the Partnership receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, to promptly notify the Managers thereof.

(g) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus or to file a new, replacement registration statement to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, or the registration statement will comply with applicable law.

(h) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(i) To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Units (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Units on the NYSE, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

(k) Not to, without the prior written consent of Wells Fargo Securities, LLC (“Wells Fargo Securities”), during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units. The foregoing sentence shall not apply to (a) the Units to be sold hereunder, (b) the issuance by the Partnership of Common Units pursuant to any employee benefit plan of the Partnership in effect at the Effective Time and upon the exercise of an option or warrant or the conversion of a security outstanding as of the Effective Time, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the 45 day restricted period.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Partnership not to take any action that would result in the Partnership’s being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter

8. Indemnity and Contribution. (a) Each of the Partnership Parties agrees, jointly and severally, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each agent of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the each of the Partnership Parties and each of their directors, each of their officers who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership Parties and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Units set forth in the Prospectus. The relative fault of the Partnership Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e) The Partnership Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Partnership Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate or agent of any Underwriter or by or on behalf of the Partnership Parties, each of their officers or directors or any person controlling the Partnership Parties and (iii) acceptance of and payment for any of the Units.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Units set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter or the Partnership. In any such case either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule II hereto that, pursuant to this Section 10, purchases Units that a defaulting Underwriter agreed but failed to purchase.

If this Agreement shall be terminated by the Underwriters (other than as a result of the events described in Section 9(i), Section 9(iii), Section 9(iv), Section 9(v) or Section 10), or any of them, because of any failure or refusal on the part of the Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership shall be unable to perform its obligations under this Agreement, the Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Partnership and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

12. No Fiduciary Duty. The Partnership acknowledges that in connection with the offering of the Units: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Partnership or any other person, (b) the Underwriters owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Partnership. The Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Partnership shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

Spectra Energy Partners, LP

By:	Spectra Energy Partners (DE) GP, LP its general partner

By:	Spectra Energy Partners GP, LLC its general partner

By:	/s/ Laura Buss Sayavedra
Name:	Laura Buss Sayavedra
Title:	Vice President and Chief Financial Officer

Spectra Energy Partners GP, LLC

By:	/s/ Laura Buss Sayavedra
Name:	Laura Buss Sayavedra
Title:	Vice President and Chief Financial Officer

Spectra Energy Partners (DE) GP, LP

By:	Spectra Energy Partners GP, LLC its general partner

By:	/s/ Laura Buss Sayavedra
Name:	Laura Buss Sayavedra
Title:	Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted as of the date hereof

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

UBS Securities LLC

Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and the

several Underwriters named in Schedule II hereto.

By:	Wells Fargo Securities, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

By:	Citigroup Global Markets Inc.

By:	/s/ Robert Waldron
Name: Robert Waldron
Title: Vice President

By:	Deutsche Bank Securities Inc.

By:	/s/ Jeffrey Bunzel
Name: Jeffrey Bunzel
Title: Managing Director

By:	/s/ Neil Abromavage
Name: Neil Abrovamage
Title: Managing Director

Signature Page to Underwriting Agreement

By:	UBS Securities LLC

By:	/s/ Jane Dabney
Name: Jane Dabney
Title: Executive Director

By:	/s/ Eric Javidi
Name: Eric Javidi
Title: Associate Director

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Robert A. Santangelo
Name: Robert A. Santangelo
Title: Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Managers:
Manager authorized to release lock-up under Section 6:	Wells Fargo Securities, LLC
Manager authorized to appoint counsel under Section 8(c):	Wells Fargo Securities, LLC

Additional Pricing Disclosure Package Information:	Number of Units: 4,750,000 Firm Units or, if the Underwriters exercise in full their option to purchase Additional Units, 5,462,500 Units

Public offering price for the Units: $27.60 per unit

Purchase Price: $26.60 per unit

Lock-up Restricted Period:	45 days from the date of the Prospectus

Title of Units to be purchased:	Common Units representing limited partner interests

Selling Concession:	$0.60 a unit

Closing Date and Time:	November 19, 2012; 9:00 a.m.

Closing Location:	Vinson & Elkins LLP First City Tower 1001 Fannin Street, Suite 2500 Houston, Texas 77002-6760

Address for Notices to Underwriters:	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152 Attention: Equity Syndicate Department Fax: (212) 214-5918

Address for Notices to the Partnership:	Spectra Energy Partners, LP 5400 Westheimer Houston, Texas 77056 Attn: Patricia M. Rice, Secretary

I-1

SCHEDULE II

Underwriter	Number of Firm Units To Be Purchased
Wells Fargo Securities, LLC	1,009,375
Citigroup Global Markets Inc.	1,009,375
Deutsche Bank Securities Inc.	1,009,375
UBS Securities LLC	1,009,375

Credit Suisse Securities (USA) LLC	712,500

Total:	4,750,000

II-1

EXHIBIT A

OWNERSHIP OF PARTNERSHIP ENTITIES

Partnership Entity:	Equity Owned By
Partnership

•      2% general partner interest owned by the General Partner represented by 2,003,495 General Partner Units

•      All Incentive Distribution Rights owned by the General Partner

•      17.3% limited partner interest owned by SET, represented by 16,958,130 Common Units

•      44.8% limited partner interest owned by SEPL represented by 43,956,556 Common Units

•      1.8% limited partner interest owned by the General Partner represented by 1,806,583 Common Units

•      36.1% limited partner interest owned by public unitholders, represented by 35,449,964 Common Units.

GP LLC	• 100% of membership interests owned by SET
General Partner	• 1% general partner interest owned by GP LLC • 99% limited partner interest owned by SEPL
East Tennessee	• 100% of membership interests owned by the Partnership
Saltville	• 100% of membership interests owned by the Partnership
Gulfstream	• 49.0% of membership interests owned by the Partnership • 1.0% of membership interests owned by SEPL
SEP MHP	• 100% of membership interests owned by the Partnership
Market Hub

•      50% of partnership interests owned by SEP MHP

•      48% of partnership interests owned by Spectra Energy MHP Holding, LLC

•      2% of partnership interests owned by Spectra Energy Southeast MHP Holding, LLC.

Egan Hub and Moss Bluff	• 100% of membership interests owned by Market Hub
Atlas	• 100% of membership interests owned by the Partnership
MCAP	• 100% of membership interests owned by the Partnership
NOARK	• 25% general partner interest owned by MCAP • 74% general partner interest owned by Atlas • 1% limited partner interest owned by Atlas
OGG and OGT	• 100% of membership interests owned by NOARK

A-1

Big Sandy	• 100% of membership interests owned by the Partnership
WEUS	• 100% of membership interests owned by the Partnership
M&N U.S.	• 38.76% of membership interests owned by WEUS • 38.77% of membership interests owned by M&N Management Company

A-2

EXHIBIT B

FORM OF LOCK-UP LETTER

November 14, 2012

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

UBS Securities LLC

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10153

Ladies and Gentlemen:

The undersigned understands that Wells Fargo Securities, LLC (“Wells Fargo Securities”), Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and UBS Securities LLC (the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Spectra Energy Partners, LP (the “Partnership”), Spectra Energy Partners GP, LLC and Spectra Energy Partners (DE) GP, LP, providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), of 4,750,000 common units (the “Units”) of the common units representing limited partner interests in the Partnership (the “Common Units”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Wells Fargo Securities on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions or (b) transfers of Common Units or any security convertible into Common Units as a bona fide gift; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange

B-1

Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the restricted period. In addition, the undersigned agrees that, without the prior written consent of Wells Fargo Securities on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 45 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

[signature page follows]

B-2

Very truly yours,

Name:

signature page to Lock-up Agreement